UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

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The Valspar Corporation

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U.S. Employee Compensation and Benefits FAQ

We have received a number of questions on how the announced merger with Sherwin-Williams impacts Valspar’s retirement and bonus programs. The following Frequently Asked Questions (FAQs) provide guidance to many of those questions. Should you need additional information, please contact the HR Director for your business or function.

Have there been any changes to the 401(k) and Savings and Retirement plans (“Savings Plans”) as a result of the merger announcement? Can I continue to invest my Savings Plan contributions in the Valspar stock fund?

•	The Valspar Savings Plans will continue to operate in their present form, at least until the closing of the merger, which is presently expected to occur by the end of the first calendar quarter of 2017.

•	The current Company matching contribution opportunity under the 401(k) plan will continue at least through the first anniversary of the closing of the merger. Those employees that are currently eligible to receive the year-end Savings and Retirement (“profit sharing”) contribution will continue to receive the contributions at the usual times for 2016 and 2017. After these initial transition periods, Sherwin-Williams will determine the savings and retirement benefit offerings.

•	The Valspar stock fund will remain as an investment choice until shortly before the closing of the merger, at which time it will be frozen and no longer available as an investment option. We will provide you more details prior to the time that the Valspar stock fund is closed to further investment.

•	You may continue to manage your investments in the Savings Plan, including the Valspar Stock fund, in the same manner and subject to the same conditions as prior to the signing of the Merger Agreement. As has always been the case, you may engage in transactions in the Valspar stock fund only if you do not have material, non-public information and are not otherwise prohibited from trading in Valspar stock pursuant to the Valspar Insider Trading Policy.

What happens to the Valspar stock in my Savings Plan account when the merger closes? Do I need to do anything to make sure I receive appropriate value for those shares?

•	Upon the closing of the merger, or shortly thereafter, the value of your Valspar Stock fund will automatically be converted into the right to receive a cash amount equal to the number of Valspar shares in your account multiplied by the price per share that Sherwin-Williams pays for Valspar stock under the Merger Agreement.

•	Once the Valspar stock in your account is converted to cash, you can invest these cash proceeds in any other investment options offered within the Savings Plan.

•	The conversion of Valspar stock to cash within your Savings Plan account will not be taxable. However, you should consult with your tax advisor prior to requesting any distribution from the Savings Plans, as such distributions can have significant income tax consequences.

Can I continue to participate in the Savings Plans after the closing of the merger? Will Sherwin-Williams offer a 401(k) or savings plan to Valspar employees once the Valspar Savings Plans are closed for new contributions?

•	There will be a transition period following the closing of the merger during which Sherwin-Williams will continue operating the Savings Plans.

•	Sherwin-Williams will offer Valspar employees the opportunity to join the Sherwin-Williams’ savings programs once the Valspar Savings Plans are closed for contributions. Sherwin-Williams will communicate additional information regarding its retirement and savings programs as part of the post-closing integration process.

Can I still purchase Valspar stock with payroll deductions through the Employee Stock Purchase Program (ESPP)?

•	Yes, U.S. employees may continue to purchase Valspar stock through payroll deductions based on the terms of the ESPP.

•	However, the ESPP will stop accepting the employee contributions prior to the closing of the merger, after which employees will be unable to purchase Valspar stock through the ESPP. We will notify you when we have more information about the ESPP’s closing.

What happens to the shares of Valspar stock I own from prior ESPP purchases or in an external brokerage account when the merger is completed?

•	Upon the closing of the merger, any shares of Valspar stock that you own will convert to a cash amount equal to the number of the Valspar shares you own multiplied by the share price that Sherwin-Williams pays for Valspar stock under the Merger Agreement. The proceeds from this conversion will be deposited into your brokerage account after the closing of the merger.

•	You do not need to take any action now. After the closing of the merger, you will receive notice and instructions for how to exchange any shares you own for a cash payment.

•	The payment (or a portion of the payment) you receive for any shares of Valspar stock that you own either from prior ESPP purchases or in an external brokerage account will be taxable to you. You should consult your tax advisor to discuss the tax consequences of this conversion.

Does the Valshare (or Sales Incentive Plan) bonus program continue for FY16? How will bonuses be calculated for FY16?

•	Yes, the annual Valshare bonus (or Sales Incentive Plan bonus, for sales employees) continues for FY16.

•	Valshare bonuses in FY16 will be based on the actual achievement of the business objectives and financial targets set forth in the Valshare plan for the business group in which you work.

•	For this reason, it is extremely important that we all remain focused on delivering on the business plans that were developed at the beginning of FY16.

How will Valshare (or Sales Incentive Plan) bonuses work in FY17?

•	Sherwin-Williams has provided assurance that, for at least one year after the closing date, Valspar employees will have base salaries and bonus opportunities no less favorable than they had prior to the merger. Programs applicable after the merger closes will be communicated at such time.

Additional Information and Where to Find it

Valspar intends to file with the SEC a proxy statement in connection with the contemplated transactions. The definitive proxy statement will be sent or given to Valspar stockholders and will contain important information about the contemplated transactions. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE. Investors and security holders may obtain a free copy of the proxy statement (when it is available) and other documents filed with the SEC at the SEC’s website at www.sec.gov.

Certain Information Concerning Participants

Valspar and Sherwin-Williams and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Valspar investors and security holders in connection with the contemplated transactions. Information about Valspar’s directors and executive officers is set forth in its proxy statement for its 2016 Annual Meeting of Stockholders and its most recent annual report on Form 10-K. Information about Sherwin-Williams’ directors and executive officers is set forth in its proxy statement for its 2016 Annual Meeting of Stockholders and its most recent annual report on Form 10-K. These documents may be obtained for free at the SEC’s website at www.sec.gov. Additional information regarding the interests of participants in the solicitation of proxies in connection with the contemplated transactions will be included in the proxy statement that Valspar intends to file with the SEC.

Cautionary Statement Regarding Forward-Looking Information

This communication contains forward-looking information about Valspar, Sherwin-Williams and the proposed transaction. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “project,” “could,” “plan,” “goal,” “potential,” “pro forma,” “seek,” “intend” or “anticipate” or the negative thereof or comparable terminology, and include discussions of strategy, financial projections, guidance and estimates (including their underlying assumptions), statements regarding plans, objectives, expectations or consequences of announced transactions, and statements about the future performance, operations, products and services of Valspar and its subsidiaries. Valspar and Sherwin-Williams caution readers not to place undue reliance on these statements. These forward-looking statements are subject to a variety of risks and uncertainties. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks and uncertainties include the following: the failure to obtain Valspar stockholder approval of the proposed transaction; the possibility that the closing conditions to the contemplated transactions may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant a necessary regulatory approval; delay in closing the transaction or the possibility of non-consummation of the transaction; the potential for regulatory authorities to require divestitures in connection with the proposed transaction and the possibility that Valspar stockholders consequently receive $105 per share instead of $113 per share; the occurrence of any event that could give rise to termination of the merger agreement; the risk that stockholder litigation in connection with the contemplated transactions may affect the timing or occurrence of the contemplated transactions or result in significant costs of defense, indemnification and liability; risks inherent in the achievement of cost synergies and the timing thereof; risks related to the disruption of the transaction to Valspar and its management; the effect of announcement of the transaction on Valspar’s ability to retain and hire key personnel and maintain relationships with customers, suppliers and other third parties; fluctuations in the availability and prices of raw materials; difficult global economic and capital markets conditions; risks associated with revenues from foreign markets; interruption, failure or compromise of Valspar’s information systems; and changes in the legal and regulatory environment. These risks and others are described in greater detail in Valspar’s Annual Report on Form 10-K for the fiscal year ended October 30, 2015, as well as in Valspar’s Quarterly Reports on Form 10-Q and other documents filed by Valspar with the SEC after the date thereof. Valspar and Sherwin-Williams make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances occurring or existing after the date any forward-looking statement is made.